Exhibit 99.1

Ebix Q2 Revenues Rose 16% to a Record $144.3M

•	GAAP Diluted EPS of $0.94, Non-GAAP Diluted EPS of $1.08

•	GAAP Operating Income of $41.3M, Non-GAAP Operating Income of $43.4M

JOHNS CREEK, GA - August 8, 2019 - Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance, financial, e-learning and healthcare industries, today reported results for its second quarter ended June 30, 2019. Ebix will host a conference call to review its results today at 11:00 a.m. EDT (details below).

Ebix delivered the following results for the second quarter of 2019:

Revenues: Q2 2019 revenue rose 16% to $144.3 million compared to $124.6 million in Q2 2018 and increased 1% over Q1 2019 revenue of $142.9 million. After excluding the revenues from the discontinued e-governance business, Q2 2019 revenues grew 21% in Q2 2019 as compared to Q2 2018.

On a constant currency basis, Ebix Q2 2019 revenue increased 18% to $147.4 million compared to $124.6 million in Q2 2018. Exchanges cumulatively including the insurance and EbixCash financial exchanges accounted for 87% of Q2 2019 revenues. Also, on a constant currency basis, year to date revenue increased 27% to $295.4 million as compared to $232.9 million during the same period in 2018.

The year over year revenue improvement reflected 43% growth in the Company’s EbixCash channel. After excluding the revenues from the discontinued e-governance business, EbixCash Q2 2019 revenues grew 58% in Q2 2019 as compared to Q2 2018.

(dollar amounts in thousands)
Channel	Q2 2019	Q2 2018	Change	YTD 2019	YTD 2018	Change
EbixCash Exchanges	$ 78,948	$ 55,257	+43%	$ 156,685	$ 91,265	+72%
Insurance Exchanges	46,593	47,155	-1%	94,608	96,318	-2%
RCS - Insurance	18,734	22,214	-16%	35,906	45,273	-21%
Total Revenue	$ 144,275	$ 124,626	+16%	$ 287,199	$ 232,856	+23%

Total Revenue on Constant Currency Basis	$ 147.4M	$ 124.6M	+18%	$ 295.4M	$ 232.9M	+27%

Net Income and EPS:

Q2 2019 GAAP diluted earnings per share increased 2% to $0.94 compared to $0.92 in Q2 2018. The Non-GAAP diluted earnings per share in Q2 2019 grew 17% to $1.08 as compared to Q2 2018.

Exhibit 99.1

GAAP net income decreased 1% to $28.9 million compared to $29.2 million in Q2 2018, in spite of increased operating income principally due to increased non-operating short-term expenses associated with the Company’s recent investments and growth initiatives in India associated with servicing increased Gross merchandise value. The Q2 2019 Non-GAAP net income increased 14% to $33.2 million after excluding certain non-recurring items

Ebix’s weighted average diluted shares outstanding decreased to 30.67 million in Q2 2019 compared to 31.63 million in Q2 2018, and slightly increased from 30.60 million in Q1 2019.

Operating Income and Margins: Q2 2019 GAAP operating margins were at 29% while the GAAP Operating income for Q2 2019 rose 8% to $41.3 million. Non-GAAP operating margins for Q2 2019 were at 30% while non-GAAP operating income grew 13% to $43.4 million in Q2 2019 as compared to $38.3 million in Q2 2018.

Operating Cash: Cash generated from operations was $(253) thousand in Q2 2019 compared to $14.4 million in Q2 2018 and $38.5 million in Q1 2019. The operating cash in Q2 2019 reflected the $20.5 million Derivative Case Legal Settlement and other related legal fees, funding of new growth initiatives associated with increasing GMV and new receivables from executing certain new contracts in new organic areas like the Bus exchange, Trucking logistics and travel business.

Share Repurchases: In Q2 2019, Ebix had no repurchases of its outstanding common stock.

Q3 2019 Diluted Share Count: As of today, Ebix expects its diluted share count for Q3 2019 to be approximately 30.7 million.

Dividend: Ebix paid its regularly quarterly dividend of $0.075 per share in Q2 2019 for a total cost of $2.3 million.

Ebix Chairman, President and CEO Robin Raina said, “In Q2 2019, we added many new revenues sources organically while consolidating our revenue base in the traditional insurance and financial exchange areas. In spite of having a very strong Q1 2019, we continued to grow our revenues sequentially. We grew EbixCash business by 58% in Q2 2019 as compared to Q2 2018, after excluding the revenues from the discontinued e-governance business line and 43% even if we were to include the e-governance business line. We are very pleased with that.”

“Our constant currency year to date revenues are at $295.4 million, and we expect to continue the revenue growth in coming quarters. We have signed a number of new large insurance related contracts in the US and EbixCash related contracts in the international markets, that should provide us the momentum for further growth. We are pleased to say that we have fulfilled all the financial formalities required from EbixCash to execute the multi-million-dollar Foreign exchange contract signed a few months back, for a premier international airport in the Middle East. We are in the process of securing traditional financial regulatory approvals required by foreign companies from the Central Bank in that country. After Central Bank approval, we will immediately go live at the airport adding a new revenue line to our foreign exchange business.”

Robin added, “We are pursuing a number of other opportunities including the asset purchase of India’s leading Bus exchange company - Trimax from the Indian bankruptcy courts. Trimax is a 35% margin company today with possible revenues of $25 to $30 million a year. Besides Trimax, we are pursuing a number of high margin opportunities in various geographies in the US and abroad. We also look forward to the successful closing of the Yatra acquisition in Q4 2019, which we believe can add $120 million to $150 million in revenues with 30% operating margins to the company once synergies are realized in 6 to 9 months.”

Exhibit 99.1

“We will soon be announcing the engagement of 4 to 5 investment banks to lead our EbixCash IPO targeted for Q2 2020. We have made substantial progress in that direction and will be updating our investors soon.”

Reconciliation of GAAP net income and diluted earnings per share to non-GAAP net income and diluted earnings per share. Non-GAAP information is provided to enhance the understanding of the Company's financial performance and is reconciled to the Company's GAAP information in the accompanying tables.

Net Income		Diluted EPS
Second Quarter 2019 GAAP Results	$28,851	$0.94

Non-GAAP Adjustments:
One-time quarterly expenses (Operating Expense)	$1,235	$0.04
Stock based compensation (Operating Expense)	$ 847	$0.03
Short term Finance Fees for GMV Growth Funding	$1,620	$0.05
Non-recurring Legal Expenses (Non-Operating Expense)	$688	$0.02
Total Non-GAAP Adjustments	$4,390	$0.14
Second Quarter 2019 Non-GAAP Results	$33,241	$1.08

Conference Call Details:

Call Date/Time:	Thursday, August 8, 2019 at 11:00 a.m. EST
Call Dial-In:	+1-877-837-3909 or 1-973-409-9690; Call ID # 7368513
Live Audio Webcast:	www.ebix.com/webcast
Audio Replay URL:	www.ebix.com/result_19_Q2 after 2:00 p.m. EDT on August 8th

About Ebix, Inc.

With 50+ offices across 6 continents, Ebix, Inc., (NASDAQ: EBIX) endeavors to provide On-Demand software and E-commerce services to the insurance, financial, healthcare and e-learning industries. In the Insurance sector, Ebix’s main focus is to develop and deploy a wide variety of insurance and reinsurance exchanges on an on-demand basis, while also, providing Software-as-a-Service ("SaaS") enterprise solutions in the area of CRM, front-end & back-end systems, outsourced administration and risk compliance services, around the world.

With a "Phygital” strategy that combines 320,000 physical distribution outlets in many Southeast Asian Nations (“ASEAN”) countries, to an Omni-channel online digital platform, the Company’s EbixCash Financial exchange portfolio encompasses leadership in areas of domestic & international money remittance, foreign exchange (Forex), travel, pre-paid & gift cards, utility payments, lending, wealth management etc. in India and other markets. EbixCash’s Forex operations have emerged as a leader in India’s airport Foreign Exchange business with operations in 32 international airports including Delhi, Mumbai, Bangalore, Hyderabad, Chennai and Kolkata, conducting over $4.8 billion in gross transaction value per year. EbixCash’s inward remittance business in India conducts approx. $5 billion gross annual remittance business, confirming its undisputed leadership position in India. EbixCash, through its travel portfolio of Via and Mercury, is also one of Southeast Asia’s leading travel exchanges with over 2,200+ employees, 212,450+ agent network, 25 branches and over 9,800 corporate clients; processing an estimated $2.5 billion in gross merchandise value per year. EbixCash’s technology services Division has emerged as a leader in the areas of lending

Exhibit 99.1

technology, asset & wealth management technology, travel technology in India; besides having grown its international expanse to Europe, Middle East, Africa and ASEAN countries.
Through its various SaaS-based software platforms, Ebix employs thousands of domain-specific technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS
As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company's products by the market, and management's plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission ("SEC"), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as "may," "could," "should," "would," "believe," "expect," "anticipate," "estimate," "intend," "seeks," "plan," "project," "continue," "predict," "will," "should," and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as: the risk of an unfavorable outcome of the pending governmental investigations or shareholder class action lawsuits, reputational harm caused by such investigations and lawsuits, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company's ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia, UK and India wherein we have significant operations); equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.

Exhibit 99.1

You may obtain our SEC filings at our website, www.ebix.com under the "Investor Information" section, or over the Internet at the SEC's web site, www.sec.gov.

CONTACT:

Darren Joseph
678 -281-2027 or IR@ebix.com

David Collins or Chris Eddy
Catalyst Global - 212-924-9800 or ebix@catalyst-ir.com

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Operating revenue	$144,275	$124,626	$287,199	$232,856

Operating expenses:
Cost of services provided	50,954	43,559	96,883	83,150
Product development	11,397	8,671	22,639	17,105
Sales and marketing	4,493	4,823	10,614	8,821
General and administrative, net	32,866	26,724	54,310	46,228
Amortization and depreciation	3,283	2,534	7,340	5,341
Total operating expenses	102,993	86,311	191,786	160,645

Operating income	41,282	38,315	95,413	72,211
Interest income	129	85	479	206
Interest expense	(11,763)	(5,750)	(21,581)	(10,597)
Non-operating income (loss)	(11)	—	(8)	53
Non-operating expense - litigation settlement	(688)	—	(21,140)	—
Foreign currency exchange gain (loss)	401	(1,357)	146	(1,998)
Income before income taxes	29,350	31,293	53,309	59,875
Income tax benefit (expense)	(1,004)	(2,222)	80	(4,348)
Net income including noncontrolling interest	28,346	29,071	53,389	55,527
Net income (loss) attributable to noncontrolling interest	(505)	(109)	(1,172)	139
Net income attributable to Ebix, Inc.	$28,851	$29,180	$54,561	$55,388

Basic earnings per common share attributable to Ebix, Inc.	$0.95	$0.93	$1.79	$1.76

Diluted earnings per common share attributable to Ebix, Inc.	$0.94	$0.92	$1.78	$1.75

Basic weighted average shares outstanding	30,528	31,465	30,526	31,474

Diluted weighted average shares outstanding	30,668	31,626	30,636	31,643

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except share amounts)

	June 30, 2019	December 31, 2018
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$102,210	$147,766
Short-term investments	4,860	31,192
Restricted cash	22,641	8,317
Fiduciary funds- restricted	4,393	6,491
Trade accounts receivable, less allowances of $9,985 and $6,969, respectively	175,323	174,340
Other current assets	60,747	59,274
Total current assets	370,174	427,380

Property and equipment, net	52,203	50,294
Right-of-use assets	18,066	0
Goodwill	971,929	946,685
Intangibles, net	46,456	51,448
Indefinite-lived intangibles	42,055	42,055
Capitalized software development costs, net	13,141	11,742
Deferred tax asset, net	60,135	54,629
Other assets	48,344	26,714
Total assets	$1,622,503	$1,610,947

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$127,202	$130,221
Accrued payroll and related benefits	7,769	9,227
Working capital facility	59,902	17,841
Fiduciary funds- restricted	4,393	6,491
Short-term debt	1,369	3,990
Current portion of long term debt and financing lease obligation, net of deferred financing costs of $575	18,258	14,603
Lease liability	6,035	0
Contingent liability for accrued earn-out acquisition consideration	1,315	13,767
Contract liabilities	30,369	35,609
Other current liabilities	15,820	85,679
Total current liabilities	272,432	317,428

Revolving line of credit	438,037	424,537
Long term debt and financing lease obligations, less current portion, net of deferred financing costs of $1,523 and $1,811, respectively	265,543	274,716
Other liabilities	28,123	28,287
Contingent liability for accrued earn-out acquisition consideration	9,504	11,209
Contract liabilities	8,161	9,051
Deferred tax liability, net	1,282	1,282
Lease liability	11,868	0
Total liabilities	1,034,950	1,066,510

Exhibit 99.1

Commitments and Contingencies

Stockholders’ equity:
Preferred stock, $0.10 par value, 500,000 shares authorized, no shares issued and outstanding at June 30, 2019 and December 31, 2018	—	—
Common stock, $0.10 par value, 220,000,000 shares authorized, 30,529,840 issued and outstanding, at June 30, 2019, and 30,567,725 issued and outstanding at December 31, 2018	3,053	3,057
Additional paid-in capital	5,189	3,397
Retained earnings	582,913	535,118
Accumulated other comprehensive loss	(55,484)	(63,377)
Total Ebix, Inc. stockholders’ equity	535,671	478,195
Noncontrolling interest	51,882	66,242
Total stockholders’ equity	587,553	544,437
Total liabilities and stockholders’ equity	$1,622,503	$1,610,947

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2019	2018
Cash flows from operating activities:
Net income attributable to Ebix, Inc.	$54,561	$55,388
Net income (loss) attributable to noncontrolling interest	(1,172)	139
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	7,340	5,341
Benefit for deferred taxes	(5,374)	(1,321)
Share based compensation	1,422	1,509
Provision for doubtful accounts	(1,310)	2,098
Amortization of right-of-use assets	3,517	—
Unrealized foreign exchange loss	81	1,262
Amortization of capitalized software development costs	1,243	1,080
Reduction of acquisition accruals	(17,124)	—
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(2,166)	(22,907)
Other assets	(758)	(40)
Accounts payable and accrued expenses	2,824	4,891
Accrued payroll and related benefits	(1,808)	(327)
Contract liabilities	(6,192)	(5,544)
Lease liabilities	(3,460)	(382)
Reserve for potential uncertain income tax return positions	—	59
Other liabilities	6,618	(1,353)
Net cash provided by operating activities	38,242	39,893

Cash flows from investing activities:
Acquisition of Transcorp	—	(6,554))
Cash (paid to) received from Paul Merchants for 10% stake in MTSS combined business	(4,925)	4,996
Acquisition of Weizmann, net of cash acquired	(77,350)	—
Acquisition of Pearl	(3,372)	—
Acquisition of Lawson	(2,726)	—
Acquisition of Miles	(982)	—
Acquisition of Business Travels	(689)	—
Cash paid for acquisition of Wahh taxis	(214)	—
Cash paid for acquisition of Zillious, net of cash acquired	(9,816)	—
Cash paid for acquisition of Essel Forex	(7,935)	—
Cash paid for acquisition of Centrum, net of cash acquired	—	(166,017)
Cash paid for acquisition of Smartclass, net of cash acquired	—	(7,593)
Capitalized software development costs paid	(2,588)	(2,016)
Maturities of marketable securities	14,488	725
Capital expenditures	(4,721)	(1,472)
Net cash used in investing activities	(100,830)	(177,931)

Cash flows from financing activities:
Proceeds from revolving line of credit, net	13,500	84,165
Proceeds from term loan	—	124,250
Principal payments of term loan obligation	(7,532)	(3,125)
Repurchases of common stock	(10,972)	(2,226)
Proceeds from the exercise of stock options	—	42
Forfeiture of certain shares to satisfy exercise costs and the recipients income tax obligations related to stock options exercised and restricted stock vested	(27)	(100)
Dividend payments	(4,599)	(4,737)

Exhibit 99.1

Other	5,081	—
Principal payments of debt obligations	(846)	—
Working capital facility	41,588	(4,554)
Payments of financing lease obligations	(129)	(6)
Net cash provided by financing activities	36,064	193,709
Effect of foreign exchange rates on cash	521	(6,545)
Net change in cash and cash equivalents, and restricted cash	(26,003)	49,126
Cash and cash equivalents, and restricted cash at the beginning of the period	159,589	70,867
Cash and cash equivalents, and restricted cash at the end of the period	$133,586	$119,993
Supplemental disclosures of cash flow information:
Interest paid	$20,984	$9,714
Income taxes paid	$6,528	$8,357